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                                                                    EXHIBIT 10.2


                               ESCROW AGREEMENT

     This ESCROW AGREEMENT (this "Agreement") is entered into as of January 3, 2001 by and among AVT Corporation, a Washington corporation ("AVT"), Raven Acquisition Corp., a Washington corporation and wholly owned subsidiary of AVT ("Acquisition Sub"), Brett Warthen (the "Shareholder Representative"), as representative of the stockholders (the "Holders") of Infinite Technologies, Inc., a Maryland corporation (the "Company"), and Mellon Investor Services LLC, as escrow agent (the "Escrow Agent").

                                   RECITALS

     A. AVT, Acquisition Sub, the Company and the Holders have entered into an Agreement and Plan of Merger, dated January 3, 2001 (the "Merger Agreement"), pursuant to which AVT will acquire all of the outstanding shares of capital stock of the Company (the "Company Shares") through a merger of the Company with and into Acquisition Sub (the "Merger").

     B. Pursuant to the Merger Agreement, a portion of the cash to be paid and a portion of the shares of common stock of AVT, par value $.01 per share ("AVT Common Stock"), to be issued to the Holders for the Company Shares will be deposited in escrow with the Escrow Agent. The cash and shares of AVT Common Stock so deposited will remain subject to any indemnification claims the AVT Indemnified Parties may have under Article X of the Merger Agreement until released by the Escrow Agent pursuant to the terms hereof.

     C. Pursuant to Article X of the Merger Agreement, a copy of which is attached hereto as Exhibit A, the Shareholder Representative has been duly appointed by the Holders.

     D. The execution and delivery of this Agreement by the parties is a condition precedent to the obligations of the parties to the Merger Agreement.

     E. Capitalized terms used but not otherwise defined herein, shall have the meanings set forth in the Merger Agreement. In the event of any conflict between the terms of this Agreement (other than those terms that affect the rights, indemnification, duties or obligations of the Escrow Agent, which shall be governed exclusively by the terms of this Agreement) and the Merger Agreement, the terms of the Merger Agreement shall prevail.

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                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties agree as follows:

1.   Delivery of Escrow Amount; Indemnification

     (a) At the Effective Time, five percent (5%) of the cash payable to the Holders under Sections 3.2(a)(ii) and (b)(ii) of the Merger Agreement (an aggregate amount equal to $ 462,501) (the "Cash Escrow Amount") shall be deposited in escrow with the Escrow Agent. In addition, certificates representing five percent (5%) of the number of shares of AVT Common Stock issuable to the Holders under Sections 3.2(a)(i) and (b)(i) of the Merger Agreement (the "Escrow Shares" and, together with the Cash Escrow Amount, the "Escrow Amount") shall be deposited in escrow with the Escrow Agent. The Escrow Amount shall include any interest subsequently accruing to the Cash Escrow Amount. The number of Escrow Shares will be equal to $ 403,571 divided by the Closing Average. The Escrow Agent shall have no duty to confirm or verify the accuracy of the amount of any Escrow Shares deposited with it hereunder. Fractional shares of AVT Common Stock will not be deposited in escrow. Instead, the number of Escrow Shares will be rounded up to the nearest whole number of shares.

     (b) Subject to Section 10.4 of the Merger Agreement, the AVT Indemnified Parties shall be entitled pursuant to Section 10.2 of the Merger Agreement to recover from the Escrow Amount the full dollar amount of any Losses that may be suffered by the AVT Indemnified Parties.

     (c) The indemnification period with respect to the Escrow Amount shall survive the Closing until 45 days after the date on which AVT's independent accountants issue an audit report for AVT and its consolidated subsidiaries for the year ended December 31, 2001, but in no event later than July 1, 2002 (the "Escrow Period"). AVT will promptly notify the Escrow Agent in writing of the issue date of such audit report. During the Escrow Period, the AVT Indemnified Parties may make claims from the Escrow Amount for any Losses in accordance with
Section 1 hereof and Article X of the Merger Agreement. Nevertheless, indemnity may be sought from the Escrow Amount after expiration of the Escrow Period if a Claim Notice specifying the Losses (including the amount thereof) giving rise to such right to indemnity shall have been delivered to the Shareholder Representative prior to expiration of the Escrow Period.

     (d) Upon termination of the Escrow Period, AVT and the Shareholder Representative shall jointly notify the Escrow Agent that the Escrow Period has

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terminated and supply the Escrow Agent with a Schedule (as defined in Section
2(b) hereof), updated as of the last day of the Escrow Period, setting forth the portion of the Cash Escrow Amount and the aggregate number of Escrow Shares to be released from Escrow (the "Released Escrow Amount"), including the specific amount of cash and the specific number of Escrow Shares to be released to each Holder, as well as the Cash Escrow Amount and the aggregate number of Escrow Shares subject to a claim for any Losses which constitutes an indemnifiable claim under Article X of the Merger Agreement, or which is pending determination as an indemnifiable claim. The Released Escrow Amount shall be returned by the Escrow Agent to the Holders in accordance with instructions set forth on such updated Schedule and to the addresses indicated on such updated Schedule within ten (10) days of the Escrow Agent's receipt of the Schedule. Upon the final determination of any pending indemnifiable claims, the Escrow Amount being held pending such determination shall be distributed by the Escrow Agent (together with all interest earned on such Escrow Amount being distributed) upon receipt and in accordance with the terms of the relevant notice or memorandum stipulated in Section 4 hereof, which in each case shall set forth the precise amount of cash and the precise number of Escrow Shares to be released to each Holder and/or AVT.

     (e) For purposes of this Agreement, the satisfaction of any Losses owed under Section 1(b) of this Agreement and Article X of the Merger Agreement shall be made by delivery by the Escrow Agent to the applicable AVT Indemnified Party of the appropriate Escrow Amount as follows: (i) fifty-three percent (53%) of the dollar amount of such Losses shall be satisfied out of the Cash Escrow Amount, and (ii) forty-seven percent (47%) of the dollar amount of such Losses shall be satisfied by transferring that number of Escrow Shares calculated by dividing forty-seven percent (47%) of the dollar amount of such Losses by the Closing Average, provided that, notwithstanding the percentage allocation set forth in this Section 1(e), to the extent that either the Cash Escrow Amount or the Escrow Shares are insufficient to satisfy that portion of the Losses to be satisfied by delivery of the Cash Escrow Amount or the Escrow Shares, as the case may be, then that portion of such Losses not so satisfied shall be satisfied by delivery of any available Cash Escrow Amount or Escrow Shares.
The Escrow Agent shall have no duty or responsibility to make or verify any of the foregoing calculations, its sole responsibility being the disbursement of explicitly specified portions of the Cash Escrow Amount and Escrow Shares in accordance with specific written instructions provided to it in accordance with the provisions of this Agreement.

     (f) The Escrow Agent shall hold the Escrow Amount in accordance with the terms and conditions of this Agreement. All obligations of the Escrow Agent shall terminate upon final delivery of any Escrow Amount to the appropriate party or parties

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in accordance with the terms of this Agreement. This Agreement shall terminate upon final delivery of the Escrow Amount in accordance with the preceding sentence.

2.   Administration

     (a) The Escrow Agent shall accept, hold and safeguard the Escrow Amount during the term of the Escrow Period and shall administer, hold and dispose of such Escrow Amount only in accordance with the explicit terms of this Agreement and as instructed in writing by AVT and the Shareholder Representative, as applicable, which instructions shall be in accordance with this Agreement and
Article X of the Merger Agreement.

     (b) A schedule of the Holders of record as of the close of business on the day prior to the Closing Date reflecting each such Holder's pro rata interest in the Cash Escrow Amount and the Escrow Shares, and reflecting also the facsimile number and mailing address of each Holder is attached hereto as Schedule A (the "Schedule"). AVT shall keep such information current based on any information supplied in writing by the Shareholder Representative or by any Holder in accordance with the notice provisions of this Agreement. AVT shall advise the Escrow Agent in writing of changes to the Schedule, and AVT shall make the Schedule, as it may be updated from time to time, available for inspection by the Shareholder Representative upon his reasonable request.

     (c) Until the termination of this Agreement, the Cash Escrow Amount shall be fully invested as directed by the Shareholder Representative by written instruction to the Escrow Agent from time to time solely in a treasury money market fund. All interest earned on the Cash Escrow Amount from such fund shall be paid to AVT or the Holders in proportion to such portion of the Cash Escrow Amount being distributed to AVT or the Holders, as the case may be.

     (d) Notwithstanding the escrow of the Escrow Shares, dividends or other distributions declared and paid on such shares shall continue to be paid by AVT to the Holders and all voting rights with respect to such shares shall inure to the benefit of and be enjoyed by the Holders; provided, however, that in the event that any Escrow Shares are delivered to the AVT Indemnified Parties in satisfaction of any Losses pursuant to Article X of the Merger Agreement, the Holders shall forfeit to the AVT Indemnified Parties any unpaid dividends or other distributions associated with such Escrow Shares. Any securities received by the Escrow Agent in respect of any Escrow Shares held in escrow as a result of any stock split or combination of shares of AVT Common Stock, payment of a stock dividend or other stock distribution in or on shares of AVT Common Stock, or change of shares of AVT Common Stock into any

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other securities pursuant to or as part of a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation of AVT, or otherwise, shall be held by the Escrow Agent as, and shall be included within the definition of, the Escrow Shares, as the case may be. Any voting notices, proxies, ballots, etc. with respect to the Escrow Shares received by the Escrow Agent shall be forwarded to the Holders and the Escrow Shares shall be voted by the Holders thereof. The Escrow Agent shall have no duty to monitor or take any action, other than as specifically set forth in this paragraph, with regard to the voting rights of any Holder.

3.   Issuance of New Stock Certificates

     When Escrow Shares are to be delivered hereunder (other than if delivered in full to AVT), the Escrow Agent shall deliver the certificate(s) then evidencing the appropriate number of Escrow Shares to AVT, who shall cause replacement certificates to be promptly redeposited in escrow hereunder or delivered to the Holders, as the case may be, in accordance with the terms of this Agreement and the Merger Agreement.

4.   Indemnification and Reimbursement Procedures; Claims Against the Escrow

     4.1  Indemnification Claim Notice

     In the event that an AVT Indemnified Party sustains or incurs any Losses in respect of which indemnification may be sought pursuant to Section 1(b) hereof or Article X of the Merger Agreement, such AVT Indemnified Party will assert a claim for indemnification by giving written notice (the "Claim Notice") to the Shareholder Representative and the Escrow Agent, which will describe in reasonable detail the facts and circumstances on which the asserted claim for indemnification is based as well as explicitly set forth the specific portion of the Cash Escrow Amount and the specific number of Escrow Shares to be disbursed to AVT; provided, however, that the delay to so notify the Shareholder Representative shall not relieve the Holders of any obligation or liability that the Holders may have to the AVT Indemnified Parties except to the extent that the Shareholder Representative demonstrates that the Holders' ability to defend or resolve such claim is adversely affected thereby. The Claim Notice will also specify how the AVT Indemnified Party intends to recover such funds pursuant to the Merger Agreement or this Agreement. Unless the claim described in the Claim Notice is contested by the Shareholder Representative by written notice to the AVT Indemnified Party of the amount of the claim that is contested, given within thirty (30) days of the receipt by the Shareholder Representative of the Claim Notice, the AVT Indemnified Party may recover such undisputed amount of the claim

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described in the Claim Notice from the Holders by giving written notice of such claim to the Escrow Agent and certifying that the Shareholder Representative has not contested such claim in the appropriate time period. In such event, the Escrow Agent shall be entitled to rely on any such notice and distribute the undisputed claim amount from the Escrow Amount in accordance with the terms of such Claim Notice.

     4.2  Dispute Notice

     (a) If, within thirty (30) days of the receipt by the Shareholder Representative of the Claim Notice, the Shareholder Representative contests in writing to the AVT Indemnified Party and the Escrow Agent that such Losses constitute an indemnifiable claim pursuant to Article X of the Merger Agreement (the "Dispute Notice"), then the AVT Indemnified Party and the Shareholder Representative, acting in good faith, shall attempt to reach agreement with respect to such claim. If the AVT Indemnified Party and the Shareholder Representative should so agree, a memorandum setting forth such agreement shall be prepared and signed by the AVT Indemnified Party and the Shareholder Representative and shall be furnished to the Escrow Agent, such memorandum explicitly setting forth the specific portion of the Cash Escrow Amount and the specific number of Escrow Shares to be disbursed to AVT. The Escrow Agent shall be entitled to rely on any such memorandum and distribute the requested amount from the Escrow Amount in accordance with the terms thereof.

     (b) The Shareholder Representative shall not object to any Claim Notice unless (i) he believes in good faith that the AVT Indemnified Party is not entitled to be indemnified with respect to the Losses specified therein, or (ii) he lacks sufficient information to assess the validity or amount of the claim. If the Shareholder Representative objects to a Claim Notice on the basis that he lacks sufficient information, the Shareholder Representative shall promptly request from the AVT Indemnified Party any additional information reasonably necessary to assess such claim and the AVT Indemnified Party shall, to the extent the AVT Indemnified Party reasonably can, provide additional information reasonably requested. Upon receipt of such additional information, the Shareholder Representative shall review it as soon as reasonably practicable and notify the AVT Indemnified Party of any withdrawal or modification of the objection.

     4.3  Arbitration of Contested Amounts

     If the Shareholder Representative and the AVT Indemnified Party are unable to resolve any such dispute within 45 days after delivery of the Dispute Notice, the matter shall be settled by binding arbitration in Seattle, Washington. All claims shall

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be settled by three arbitrators in accordance with the Commercial Arbitration
Rules then in effect of the American Arbitration Association (the "AAA Rules"). The Shareholder Representative and the AVT Indemnified Party shall each designate one arbitrator within 15 days after the termination of such 45-day period. The Shareholder Representative and the AVT Indemnified Party shall cause such designated arbitrators mutually to agree upon and designate a third arbitrator; provided, however, that (i) failing such agreement within seventy
(70) days of delivery of the Dispute Notice, the third arbitrator shall be appointed in accordance with the AAA Rules and (ii) if either the Shareholder Representative or the AVT Indemnified Party fails to timely designate an arbitrator, the dispute shall be resolved by the one arbitrator timely designated. All of the fees and expenses of the three arbitrators shall be paid from the Escrow Amount in accordance with the terms of Section 1(e) of this Agreement by written request of AVT and the Shareholder Representative, such request explicitly setting forth the specific portion of the Cash Escrow Amount and the specific number of Escrow Shares to be disbursed. The Shareholder Representative and the AVT Indemnified Party shall cause the arbitrators to decide the matter to be arbitrated within 30 days after the appointment of the last arbitrator. The arbitrators' decision shall relate solely to whether the AVT Indemnified Party is entitled to receive the contested amount (or a portion thereof) pursuant to the applicable terms of the Merger Agreement and this Agreement. The final decision of the majority of the arbitrators (which shall explicitly set forth the specific portion of the Cash Escrow Amount and the specific number of Escrow Shares to be disbursed to AVT) shall be furnished to the Shareholder Representative, the AVT Indemnified Party and the Escrow Agent in writing and shall constitute the conclusive determination of the issue in question binding upon the Shareholder Representative, the Holders, the AVT Indemnified Party and the Escrow Agent, and shall not be contested by any of them. Such decision may be used in a court of law only for the purpose of seeking enforcement of the arbitrators' decision.

     4.4  Third-Party Claims

     (a) With respect to claims for indemnification resulting from or in connection with any legal proceeding commenced by a third party, the AVT Indemnified Party shall give the Claim Notice to the Shareholder Representative and the Escrow Agent no later than twenty (20) days prior to the time any initial answer or response to the asserted claim is legally required under any applicable court or procedural rule; provided, however, that the failure or delay to so notify the Shareholder Representative or the Escrow Agent shall not relieve the Holders of any obligation or liability that it may have to such AVT Indemnified Party except to the extent that the Shareholder Representative demonstrates that the Holders' ability to defend or resolve such third party claim is adversely affected thereby.

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     (b)  Subject to the rights of any insurer or other third party having potential liability therefor, the Holders shall have the right, upon written notice by the Shareholder Representative given to such AVT Indemnified Party and the Escrow Agent within 30 days after receipt of the Claim Notice relating to a third party claim, to assume the defense or handling of such third party claim, at the Holders' sole expense. The Shareholder Representative shall select counsel reasonably acceptable to the AVT Indemnified Party in connection with conducting the defense or handling of such third party claim, and the Shareholder Representative shall defend or handle the same in consultation with the AVT Indemnified Party and shall keep the AVT Indemnified Party timely apprised of the status of such third party claim. The Shareholder Representative shall not, without the prior written consent of the AVT Indemnified Party, agree to a settlement of any third party claim, unless (i) the settlement provides an unconditional release and discharge of the AVT Indemnified Party and the AVT Indemnified Party is reasonably satisfied with such discharge and release and (ii) the AVT Indemnified Party shall not have reasonably objected to any such settlement on the ground that the circumstances surrounding the settlement could result in an adverse impact on the business, operations, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or prospects of AVT. The AVT Indemnified Party shall cooperate with the Shareholder Representative and shall be entitled to participate in the defense or handling of such third party claim with its own counsel and at its own expense.

     (c) If, within 30 days after receipt of a Claim Notice relating to a third party claim, the Shareholder Representative does not give written notice to the AVT Indemnified Party and the Escrow Agent of the Shareholder Representative's election to assume the defense or handling of such third party claim, the AVT Indemnified Party may, at the Holders' expense (which shall be paid from time to time by the Holders as such expenses are incurred by the AVT Indemnified Party), select counsel in connection with conducting the defense or handling of such third party claim and defend or handle such third party claim in such manner as it may deem appropriate, provided, however, that the AVT Indemnified Party shall keep the Shareholder Representative timely apprised of the status of such third party claim and shall not settle such third party claim without the prior written consent of the Shareholder Representative, which consent shall not be unreasonably withheld. If the AVT Indemnified Party defends or handles such third party claim, the Shareholder Representative shall cooperate with the AVT Indemnified Party and shall be entitled to participate in the defense or handling of such third party claim with its own counsel and at its own expense.

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4.5  Fractional Shares

     To the extent it is necessary to satisfy a claim by the AVT Indemnified Parties or a Third Party Claim by delivering to AVT a fractional Escrow Share, the Escrow Agent shall round such fractional Escrow Share to the nearest whole share, with one half of such Escrow Share being rounded downward.

5.   Provisions Regarding the Escrow Agent

     5.1  Liability of the Escrow Agent

     The duties of the Escrow Agent hereunder are purely ministerial in nature. In performing any duties under this Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent (each as finally determined by a court of competent jurisdiction). The Escrow Agent shall be fully protected in relying on and shall not incur any liability for any action taken, suffered or omitted to be taken in reliance on any instrument, including any written statement, memorandum, decision, notice or affidavit provided for in this Agreement that the Escrow Agent shall believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority, provided that the Escrow Agent believed that such forgeries, fraud, or impersonations were genuine and acted without gross negligence or willful misconduct (each as finally determined by a court of competent jurisdiction).
In addition, the Escrow Agent may consult with legal counsel in connection with the Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or omitted to be taken by it in accordance with the advice of counsel; provided that the Escrow Agent exercised reasonable care in the selection of such counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

     5.2  Fees and Expenses

     It is understood that the fees, expenses and usual charges agreed on for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the parties request a substantial modification of its terms (and the Escrow Agent agrees to the such modification), or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably

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compensated for such extraordinary services and shall be reimbursed for all costs, attorneys' fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy, or litigation and the Escrow Agent shall have the right to retain all documents and/or other things of value at any time held by the Escrow Agent in this escrow until such compensation, fees, costs, and expenses are paid. AVT shall pay for the Escrow Agent's fees and expenses incurred in connection with this Agreement, and the Holders shall reimburse AVT for one half of the Escrow Agent's fees and expenses incurred in connection with this Agreement.

     5.3  Controversies

     If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and funds and may wait for settlement of any such controversy by agreement by the parties as provided by Section 4 of this Agreement. In such event, the Escrow Agent will not be liable for interest or damage. The Escrow Agent is authorized to deposit with the arbitrator all documents and funds held in escrow, except all costs, expenses, charges, and reasonable attorneys' fees incurred by the Escrow Agent due to the action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

     In addition, in the event of any dispute between the parties to this Escrow Agreement, or between any of them and any other person, resulting in adverse claims or demands being made upon any of the Escrow Amount, or in the event that the Escrow Agent, in good faith, is in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, file a suit as interpleader in a court of appropriate jurisdiction, or refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such dispute shall continue or such doubt shall exist. The Escrow Agent shall be entitled to continue to refrain from acting until (i) the rights of all parties have been fully and finally adjudicated by a court of appropriate jurisdiction or (ii) all differences and doubt shall have been resolved by agreement among all of the interested persons, and the Escrow Agent shall have been notified thereof in writing signed by all such persons. The rights of the Escrow Agent under this Section are cumulative of all other rights which it may have by law or otherwise.

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     5.4  Indemnification and Exculpation of the Escrow Agent.

     AVT and the Holders agree jointly and severally to indemnify and hold the Escrow Agent harmless against any and all losses, claims, costs, settlements, judgments, fines, penalties, damages, liabilities, and expenses, including reasonable costs of investigation, attorneys' fees, including allocated costs of in-house counsel, and disbursements that may be imposed on the Escrow Agent or incurred by the Escrow Agent in connection with its execution and delivery of this Agreement or the performance of its duties under this Agreement, including, but not limited to, any litigation arising from this Agreement or involving its subject matter, unless such loss, cost, settlement, judgment, fine, penalty, damage, liability, claim or expense shall have been finally determined by a court of competent jurisdiction to be a result of the Escrow Agent's gross negligence or willful misconduct. The Escrow Agent shall have no liability under this Agreement except for its own gross negligence or willful misconduct (each as finally determined by a court of competent jurisdiction). Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if Escrow Agent has been advised of the likelihood of such damages and regardless of the form of action. Any liability of the Escrow Agent will be limited to $50,000. The obligations of AVT and the Holders under this Section and Section 5.2 shall survive termination of this Agreement and the resignation or substitution of the Escrow Agent.

     5.5  Resignation of the Escrow Agent

     The Escrow Agent may resign at any time upon giving at least thirty (30) days' written notice to the parties; provided, however that no such resignation shall become effective until the appointment of a successor escrow agent, which shall be accomplished as follows: AVT and the Shareholder Representative shall use their best efforts to mutually agree on a successor escrow agent within thirty days after receiving such notice. If AVT and the Shareholder Representative fail to agree on a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of Washington, which successor escrow agent shall be reasonably acceptable to AVT and the Shareholder Representative. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. Upon the effective appointment of a successor escrow agent, the Escrow Agent shall be discharged from any further duties and

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liability under this Agreement. If a successor escrow agent is not appointed within the above time frames, then the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor escrow agent.

6.   Abandonment of Transaction

     In the event that the Merger Agreement is terminated and the transaction abandoned pursuant to Article IX of the Merger Agreement: (i) no party not in breach of its obligations hereunder shall have any liability to any other party, including, but not limited to, liability for expenses incurred by any such other party in connection with this Agreement and (ii) AVT shall pay the Escrow Agent's reasonable costs and expenses incurred in connection with this Agreement, and the Holders shall reimburse AVT for one half of the Escrow Agent's reasonable costs and expenses incurred in connection with this Agreement, with each Holder bearing its pro rata share of such costs and expenses.

7.   Representations and Warranties

     Each of the parties represents and warrants with respect to itself only as follows: (i) that it has full power and authority to execute, deliver and perform its obligations under this Agreement; (ii) that all action on the part of such party necessary for the due authorization, execution, delivery, and performance of this Agreement, the consummation of the transactions contemplated hereby, and the performance of each party's obligations hereunder has been taken; (iii) that this Agreement has been duly authorized, executed, and delivered by such party; and (iv) that this Agreement is a legal, valid, and binding obligation of such party, enforceable against such party in accordance with its terms.

8.   Taxation of Interest Earned on Investments of Escrow Amount

     The parties acknowledge that, for federal and state income tax purposes, the interest earned on the investment of the Escrow Amount shall be income of the Holders.

9.   Amendments

     This Agreement may not be amended except by an instrument signed by AVT and the Shareholder Representative. No such amendment shall be effective to alter or

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enlarge the Escrow Agent's rights, duties, discretion, and obligations hereunder without its prior consent and each of the Holders has granted to the Shareholder Representative the authority and discretion, so long as such authority and discretion is exercised in good faith, to enter into such amendments as he chooses in the exercise of such discretion.

10.  General

     10.1  Specific Enforcement

     The parties expressly agree that they will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any party, the other parties shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions of this Agreement.

     10.2  Assignment

     This Agreement will not be assigned by operation of law or otherwise without the prior written consent of the other parties (acting in the case of the Shareholders through the Shareholder Representative).

     10.3  Notices

     Any notice under this Agreement shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified,
(b) upon confirmation of receipt by fax by the party to be notified, (c) one business day after deposit with a reputable overnight courier, prepaid for overnight delivery and addressed as set forth in (d), or (d) three days after deposit with the U.S. Post Office, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified at the address indicated for such party below, or at such other address as such party may designate by 10 days' advance written notice to the other parties given in the foregoing manner.

     To AVT, Acquisition Sub or the Company:

               AVT Corporation
               11410 N.E. 122nd Way
               P.O. Box 97025
               Kirkland, WA 98083

               Fax:  (425) 823-3606
               Attention:  Catherine Romero Wright

     with a copy to:

               Perkins Coie LLP
               1201 Third Avenue, Suite 4800
               Seattle, WA  98101-3099
               Facsimile:  (206) 583-8500
               Attention:  Andrew Moore

     To a Holder:

               at the address listed on Schedule A hereto.

     with a copy to:

               Venable, Baetjer and Howard
               210 Alleghany Avenue
               Towson, Maryland 21204
               Fax:  (410) 821-0147
               Attention:  Charles E. Rosolio

     To the Shareholder Representative:

               at the address listed for the Shareholder Representative on Schedule A hereto.

     with a copy to:

               Venable, Baetjer and Howard
               210 Alleghany Avenue
               Towson, Maryland 21204
               Fax:  (410) 821-0147
               Attention:  Charles E. Rosolio

     To the Escrow Agent:

          Mellon Investor Services LLC
          520 Pike Street, Suite 1220
          Seattle, WA 98101
          Attention:  Relationship Manager
          Fax:  (206) 674-3059
     with a copy to:

           Mellon Investor Services LLC
           85 Challenger Road
           Ridgefield Park, NJ  07660
           Attention:  General Counsel
           Fax:  (201) 296-4004

     10.4  Governing Law; Jurisdiction; Venue

     This Agreement shall be governed by and construed under the laws of the state of Washington without regard to principles of conflict of laws; provided, however, that all provisions regarding the rights, duties and obligations of the Escrow Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. The parties (other than the Escrow Agent) irrevocably consent to the jurisdiction and venue of the state and federal courts located in King County, Washington in connection with any action relating to this Agreement.

     10.5  Parties in Interest

     This Agreement will be binding on and inure solely to the benefit of each party and its permitted assigns, and nothing in this Agreement, express or implied, is intended to or will confer on any other Person (as defined in the Merger Agreement) any right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

     10.6  Severability

     If any term or other provision of this Agreement is determined by a court or by arbitration to be invalid, illegal, or incapable of being enforced under any rule of law, or public policy, all other conditions and provisions of this Agreement will remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.

     10.7  Entire Agreement; Counterparts

     This Agreement constitutes the entire agreement among the parties with respect to this subject matter and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to this subject matter. This Agreement may be executed in two or more counterparts, which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

                                        AVT CORPORATION

                                        By /s/ David Anastasi
                                           -------------------------------------
                                           Its President & CEO
                                               ---------------------------------


                                        RAVEN ACQUISITION SUB

                                        By /s/ David Anastasi
                                           -------------------------------------
                                           Its President
                                               ---------------------------------


                                        SHAREHOLDER REPRESENTATIVE

                                        /s/ Brett Warthen
                                        ----------------------------------------
                                                      Brett Warthen


                                        MELLON INVESTOR SERVICES LLC,
                                        AS ESCROW AGENT

                                        By /s/ Joseph S. Cambell
                                           -------------------------------------
                                           Its Assistant Vice President
                                               ---------------------------------

                                  SCHEDULE A


                             Cash Escrow Amount              Escrow Shares
                         --------------------------    ------------------------
                         Percentage                    Percentage
       Holders            Interest        Value         Interest        Value
---------------------    ----------     -----------    ----------   -----------

JOHN MADILL                13.87%       $ 64,148.89      13.87%     $ 55,975.30


BRETT WARTHEN              86.13%       $398,352.11      86.13%     $347,595.70a